                                                     FILED
                                               99 FEB 15 PM 2:49
                                               SECRETARY OF STATE
                                              TALLAHASSEE, FLORIDA



                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF


	                         HHHP, INC.
      -----------------------------------------------------------
                             (Present Name)

Pursuant to the provisions of section 607.1006. Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article I is hereby amended to read as follows:

The name of this corporation is "WCollect.Com, Inc."


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:



THIRD:  The date of each amendment's adoption: February 11, 1999
                                              ------------------


FOURTH:  Adoption of Amendment(s)  (CHECK ONE)

[X]  The amendment(s) was/were approved by the shareholders.
The number of votes cast for the amendment(s) was/were sufficient for approval.





[ ]	The amendment(s) was/were approved by the shareholders
through voting groups.

The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by _________________________________."
                         voting group

[ ] The amendment(s) was/were approved by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were approved by the incorporators without shareholder action and shareholder action was not required.


	Signed this 11th day of February, 1999.
                  ----        --------    --

Signature 		\s\ John Xinos
           ---------------------------------------------
           (By the Chairman or Vice Chairman of the Board of Directors, President, or other officer if adopted by the shareholders)

                                OR
            (By a director if adopted by the directors)

                                OR

         (By an incorporator if adopted by the incorporators)


                         John Xinos
               --------------------------------------
                       Typed or printed name


                            President
              --------------------------------------
                              Title